LARGO INC.

AMENDED AND RESTATED SHARE COMPENSATION PLAN

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions: For purposes of the Plan, unless the context requires otherwise, the following words and terms shall have the following meanings:

(a) "1933 Act" means the United States Securities Act of 1933, as amended;

(b) "Account" has the meaning attributed to that term in section 4.8;

(c) "Administrators" means the Board or such other persons as may be designated by the Board from time to time;

(d) "Associate" has the meaning attributed to that term in the Securities Act (Ontario);

(e) "Award Date" means the date or dates on which an award of RSUs is made to a Participant in accordance with section 4.1;

(f) "Blackout Period" means the period during which designated directors, officers and employees of the Corporation cannot trade the Common Shares pursuant to the Corporation's policy respecting restrictions on directors', officers' and employee trading which is in effect at that time (which, for greater certainty, does not include the period during which a cease trade order is in effect to which the Corporation or in respect of an insider, that insider is subject);

(g) "Board" means the board of directors of the Corporation from time to time;

(h) "Business Day" means each day other than a Saturday, Sunday or statutory holiday in Toronto, Ontario, Canada;

(i) "Change of Control" means:

(i) the acceptance of an Offer by a sufficient number of holders of voting shares in the capital of the Corporation to constitute the offeror, together with persons acting jointly or in concert with the offeror, a shareholder of the Corporation being entitled to exercise more than 50% of the voting rights attaching to the outstanding voting shares in the capital of the Corporation (provided that prior to the Offer, the offeror together with its affiliates and related parties was not entitled to exercise more than 50% of the voting rights attaching to the outstanding voting shares in the capital of the Corporation),

(ii) the completion of a consolidation, merger or amalgamation of the Corporation with or into any other corporation whereby the voting shareholders of the Corporation immediately prior to the consolidation, merger or amalgamation receive less than 50% of the voting rights attaching to the outstanding voting shares of the consolidated, merged or amalgamated corporation or any parent entity, or

(iii) the completion of a sale whereby all or substantially all of the Corporation's undertakings and assets become the property of any other entity and the voting shareholders of the Corporation immediately prior to that sale hold less than 50% of the voting rights attaching to the outstanding voting securities of that other entity immediately following that sale;

(j) "Clawback Policy" means the clawback policy of the Corporation as determined by the Board, and as it may be amended, replaced, or restated from time to time;

(k) "Code" means the U.S. Internal Revenue Code of 1986, as amended;

(l) "Common Shares" means the common shares of the Corporation;

(m) "Consultant" means a "consultant" as such term is defined in National Instrument 45-106 Prospectus Exemptions; and in the case of a U.S. Participant, such a natural person who (i) is an individual that provides bona fide services to the Corporation pursuant to a written contract for services with the Corporation and such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Corporation's securities, or (ii) is otherwise eligible to participate in an "employee benefit plan" within the meaning of such term as defined in Rule 405 under the 1933 Act.

(n) "Corporation" means Largo Inc., a company existing under the Business Corporations Act (Ontario) and the successors thereof;

(o) "Disability" means a physical or mental incapacity or disability that prevents the Eligible Person from performing the essential duties of the Eligible Person's employment or service with the Corporation or any Subsidiary, and that cannot be accommodated under applicable human rights laws without imposing undue hardship on the Corporation or the Subsidiary employing or engaging the Eligible Person, as determined by the Board for the purposes of this Plan;

(p) "Effective Date" means June 26, 2023;

(q) "Eligible Person" means:

(i) any officer or employee of the Corporation and/or any officer or employee of any Subsidiary of the Corporation and, solely for purposes of the grant of Options, any non-employee director of the Corporation and/or any non-employee director of any Subsidiary of the Corporation; and

(ii) a Consultant;

(r) "Fair Market Value" of a Common Share on a day means the weighted average trading price of the Common Shares on any exchange in Canada where the Common Shares are listed (including the TSX) for the last five trading days prior to such day or, on a day during any period when the Common Shares are not listed for trading on an exchange, the fair market value per Common Share on such day as determined by the Administrators in their sole discretion with reference to such factors or such information as the Administrators in their discretion deem appropriate;

(s) "Grant Agreement" means, as applicable, an Option Agreement or RSU Agreement;

(t) "Grant Date" means the date on which a grant of Options is made to a Participant in accordance with section 5.1;

(u) "insider" has the meaning attributed to that term in the TSX Company Manual;

(v) "Insider Participant" means a Participant who is (i) an insider of the Corporation or any of its Subsidiaries, and (ii) an associate of any person who is an insider by virtue of (i);

(w) "Offer" means a bona fide arm's length offer made to all holders of voting shares in the capital of the Corporation to purchase, directly or indirectly, voting shares in the capital of the Corporation;

(x) "Option" means an option granted to an Eligible Person under the Plan to purchase Common Shares;

(y) "Option Agreement" has the meaning ascribed to that term in section 3.2;

(z) "Participant" means an Eligible Person selected by the Administrators to participate in the Plan in accordance with section 3.1 hereof;

(aa) "Plan" means this amended and restated share compensation plan, as amended, replaced or restated from time to time;

(bb) "Redemption Date" has the meaning ascribed to that term in section 4.4(a);

(cc) "Redemption Notice" means a notice in the form attached as Exhibit A to this Plan that may be delivered by a Participant to the Corporation as specified in section 4.4 hereof, pursuant to which the Participant may, subject to the terms of the applicable RSU Agreement, request a redemption of all or a portion of the Participant's vested RSUs during a Restriction Period;

(dd) "Reserved for Issuance" refers to Common Shares that may be issued in the future upon the vesting of RSUs which have been awarded and upon the exercise of Options which have been granted;

(ee) "Restriction Period" means the period determined by the Board pursuant to section 4.3(a)(iii) hereof;

(ff) "RSU" means a right granted in accordance with section 4.1 hereof to receive a Common Share that becomes vested in accordance with section 4.3;

(gg) "RSU Agreement" has the meaning ascribed to that term in section 3.2;

(hh) "RSU Cash Equivalent" has the meaning ascribed to that term in section 4.4(b);

(ii) "Subsidiary" has the meaning ascribed thereto in the Securities Act (Ontario) and "Subsidiaries" shall have a corresponding meaning;

(jj) "Termination Date" means the date upon which a Participant ceases to be an Eligible Participant as a result of the termination of their employment or service with the Corporation or a Subsidiary, for any reason including death, retirement, resignation or termination for non-trivial and non-condoned wilful misconduct or wilful neglect of duty, with just cause, without just cause, or as a result of Disability, as applicable, which shall be:

(i) in the case of a Participant who dies, the date of death; and

(ii) in all other cases, the date designated by the Corporation or a Subsidiary, in written notice to a Participant, as the day on which that Participant's employment with or provision of services to the Corporation or the Subsidiary (as the case may be) ceases for any reason whatsoever (whether or not that cessation of employment or service is lawful, but provided that, in the case of a voluntary resignation or voluntary termination by that Participant, the Termination Date may not be earlier than the date that the notice of that voluntary resignation or termination was first given by that Participant); and "Termination Date" specifically does not mean the date on which any period of notice, which the Corporation or that Subsidiary may be required to provide to (or that may be claimed by) that Participant, expires. For greater clarity, the Termination Date will be determined without regard to any applicable notice of termination, severance or termination pay, compensation or indemnity in lieu of notice, wrongful or constructive dismissal damages, damages for the failure to provide reasonable notice, period of salary continuation or of deemed employment or of deemed service, or any claim whatsoever by the Participant to any of the foregoing (whether express or implied and whether arising under contract or statute or otherwise at law in any manner);

(kk) "TSX" means the Toronto Stock Exchange;

(ll) "U.S. Participant" means a Participant who is a citizen of the United States or a resident of the United States, as defined in section 7701(a)(30)(A) and section 7701(b)(1) of the Code and any other Participant who is subject to tax under the Code with respect to compensatory awards granted pursuant to the Plan; and

(mm) "Withholding Obligations" has the meaning ascribed to that term in section 4.6.

1.2 Headings: The headings of all articles, sections, and paragraphs in the Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of the Plan.

1.3 Context, Construction: Whenever the singular or masculine are used in the Plan, the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires.

1.4 References to this Plan: The words "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions mean or refer to the Plan as a whole and not to any particular article, section, paragraph or other part hereof.

1.5 Currency: All references in this Plan or in any agreement entered into under this Plan to "dollars", "$" or lawful currency shall be references to Canadian dollars, unless the context otherwise requires.

2. PURPOSE AND ADMINISTRATION OF THE PLAN

2.1 Purpose: The purpose of the Plan is to advance the interests of the Corporation and its Subsidiaries, and its shareholders by: (i) ensuring that the interests of Eligible Persons are aligned with the success of the Corporation and its Subsidiaries; (ii) encouraging stock ownership by Eligible Persons; and (iii) providing compensation opportunities to attract, retain and motivate Eligible Persons.

2.2 Common Shares Subject to the Plan:

(a) The total number of Common Shares reserved and available for grant and issuance pursuant to this Plan shall not exceed 10% of the issued and outstanding Common Shares from time to time (together with those Common Shares issuable pursuant to any other security based compensation arrangements of the Corporation or its Subsidiaries);

(b) The number of Common Shares issuable under the Plan to any one Eligible Person (together with those Common Shares issuable pursuant to any other security based compensation arrangements of the Corporation or its Subsidiaries) shall not exceed 5% of the issued and outstanding Common Shares from time to time;

(c) The number of Common Shares issuable to insiders under the Plan (together with those Common Shares issuable pursuant to any other security based compensation arrangements of the Corporation or its Subsidiaries) shall not, at any time, exceed 10% of the issued and outstanding Common Shares;

(d) The number of Common Shares issued to insiders under the Plan within a one-year period (together with those Common Shares that are issued pursuant to any other security based compensation arrangements of the Corporation or its Subsidiaries) shall not, at any time, exceed 10% of the issued and outstanding Common Shares; and

(e) The number of Common Shares reserved for issuance under this Plan (together with those Common Shares issuable pursuant to any other security based compensation arrangements of the Corporation or its Subsidiaries) to Participants who are non-employee directors shall be limited to the lesser of: (i) for all non-employee directors in the aggregate, 1% of the Common Shares then issued and outstanding; and (ii) an annual grant value of $150,000 per director, of which no more than $100,000 of value may comprise Options, based on a valuation determined using the Black-Scholes formula or any other formula which is widely accepted by the business community as a method for the valuation of options.

2.3 Administration of the Plan: The Plan shall be administered by the Administrators, through the recommendation of the Compensation Committee of the Board. Subject to any limitations of the Plan, the Administrators shall have the power and authority to:

(a) adopt rules and regulations for implementing the Plan;

(b) determine the eligibility of persons to participate in the Plan, when RSUs and Options to Eligible Persons shall be awarded or granted, the number of RSUs and Options to be awarded or granted, the vesting criteria for each award of RSUs and the vesting period for each grant of Options;

(c) interpret and construe the provisions of the Plan and any agreement or instrument under the Plan;

(d) subject to regulatory requirements, make exceptions to the Plan in circumstances which they determine to be exceptional; and

(e) make all other determinations and take all other actions as they determine to be necessary or desirable to implement, administer and give effect to the Plan.

3. ELIGIBILITY AND PARTICIPATION IN PLAN

3.1 The Plan and Participation: The Plan is hereby established for Eligible Persons. RSUs may be awarded and Options may be granted to any Eligible Person as determined by the Administrators in accordance with the provisions hereof.

3.2 Agreements: All RSUs awarded hereunder shall be evidenced by an RSU Agreement ("RSU Agreement") between the Corporation and the Participant, substantially in the form set out in Exhibit A hereto or in such other form as the Administrators may approve from time to time. All Options granted hereunder shall be evidenced by an option agreement ("Option Agreement") between the Corporation and the Participant, substantially in the form as set out in Exhibit C hereto or in such other form as the Administrators may approve from time to time.

4. AWARD OF RESTRICTED SHARE UNITS

4.1 Award of RSU: The Administrators may, at any time and from time to time, award RSUs to Eligible Persons. In awarding any RSUs, the Administrators shall determine:

(a) to whom RSUs pursuant to the Plan will be awarded;

(b) the number of RSUs to be awarded and credited to each Participant's Account;

(c) the Award Date;

(d) if applicable, the Restriction Period; and

(e) subject to section 4.3 hereof, the applicable vesting criteria.

Upon the award of RSUs, the number of RSUs awarded to a Participant shall be credited to the Participant's Account effective as of the Award Date.

4.2 RSU Agreement: Upon the award of each RSU to a Participant, a RSU Agreement shall be delivered by the Administrators to the Participant.

4.3 Vesting and Restriction Period:

(a) Subject to subsection 4.3(b) below, at the time of the award of RSUs, the Administrators shall determine in their sole discretion, which shall be evidenced in the applicable RSU Agreement:

(i) the vesting criteria applicable to such RSUs;

(ii) criteria such as performance vesting, in which the number of Common Shares to be delivered to a Participant for each RSU that vests may fluctuate based upon the Corporation's performance and/or the market price of the Common Shares, in such manner as determined by the Administrators in their sole discretion; and

(iii) for a RSU issued to a Participant other than a U.S. Participant, the period during which a vested RSU may be redeemed by the Participant, and may determine the maximum period, during which any vested RSU granted to a Participant may remain outstanding prior to settlement (the "Restriction Period").

(b) All vesting and issuances or payments, as applicable, in respect of an RSU shall be completed no later than December 15 of the third calendar year commencing after the Award Date for such RSU.

(c) Subject to the vesting and other conditions and provisions in this Plan and in the RSU Agreement, each RSU awarded to a Participant shall entitle the Participant to receive on settlement one Share. For greater certainty, the Corporation is obligated to deliver one Common Share on the settlement of each RSU and shall have no independent discretion to settle an RSU in cash or other property other than Common Shares (subject only to an election by a Participant, with the consent of the Administrators, in accordance with Section 4.4(b), below).

4.4 Settlement of RSUs:

(a) Subject to the terms of the applicable RSU Agreement and this Plan, vested RSUs may be redeemed by a Participant, in whole or in part, at any time on or prior to the end of the Restriction Period, upon delivery of a Redemption Notice to the Corporation in the form attached hereto as Exhibit A. The Redemption Notice shall specify the date upon which such vested RSUs shall be redeemed, which date shall be no later than the end of the Restriction Period (the "Redemption Date"), and subject to earlier redemption in accordance with section 4.3(b).

(b) Notwithstanding Section 4.4(a), the Participant will have, at its sole discretion, but subject to the consent of the Administrators, the ability to elect in its Redemption Notice to redeem such portion (and only such portion) of its vested RSUs on the Redemption Date for a cash amount equal to the Withholding Obligations associated with the aggregate number of RSUs to be redeemed at a value calculated by such vested RSUs to be redeemed for cash multiplied by the Fair Market Value (the "RSU Cash Equivalent"), in lieu of receiving Common Shares for such RSUs. For greater certainty, the Corporation will have no discretion to satisfy the redemption of any RSUs for the RSU Cash Equivalent in the absence of a unilateral election by the Participant in its Redemption Notice.

(c) Upon receipt by the Corporation of a Redemption Notice, the Corporation shall redeem the RSUs on the Redemption Date and shall satisfy the redemption, as soon as reasonably practicable, by issuing from treasury one fully-paid and non-assessable Common Share for each full RSU to be redeemed (subject to the satisfaction of any applicable Withholding Obligation under section 4.6), and such Participant shall be registered on the books of the Corporation as the holder of the appropriate number of Common Shares. No person or entity shall enjoy any part of the rights or privileges of a holder of Common Shares issuable pursuant to RSUs until that person or entity becomes the holder of record of those Common Shares. For greater certainty, the Corporation shall not issue any Common Shares to a Participant in satisfaction of the redemption of an RSU prior to the Corporation being satisfied in its sole discretion that all applicable taxes under section 4.6 will be timely withheld or received and remitted to the appropriate taxation authorities in respect of any particular Participant and any particular RSU.

(d) Where a Participant has elected in a Redemption Notice to settle a portion of its RSUs for the RSU Cash Equivalent, the Participant shall be deemed to have instructed the Corporation to withhold and remit such RSU Cash Equivalent to the applicable taxation authorities on account of any Withholding Obligations of the Corporation pursuant to Section 4.6 and the Corporation shall deliver any excess cash after making the necessary remittances as soon as reasonable practicable.

(e) Notwithstanding Sections 4.4(a), (b), (c) and (d), but subject to the provisions of Sections 4.7 and 6.15, RSUs issued to a U.S. Person shall be settled as soon as practicable following vesting, and in any case not more than 60 days after the vesting date.

4.5 Determination of Amounts:

(a) For purposes of determining any RSU Cash Equivalent, such calculation will be made on the Redemption Date based on the Fair Market Value on such date multiplied by the number of vested RSUs in the Participant's Account that the Participant has elected in a Redemption Notice to be settled in cash.

(b) For the purposes of determining the number of Common Shares to be issued or delivered to a Participant upon settlement of RSUs pursuant to Section 4.4, such calculation will be made on the Redemption Date based on the whole number of Common Shares equal to the whole number of vested RSUs then recorded in the Participant's Account less any RSUs that a Participant has elected in a Redemption Notice to be settled in the RSU Cash Equivalent.

4.6 Taxes and Source Deductions: The Corporation or an affiliate of the Corporation may take such reasonable steps for the deduction and withholding of any taxes and other required source deductions which the Corporation or the affiliate, as the case may be, is required by any law or regulation of any governmental authority whatsoever to remit in connection with this Plan, any RSUs or any issuance of Common Shares ("Withholding Obligations"). Without limiting the generality of the foregoing, the Corporation may, at its discretion (and, with respect to (iii) below, if elected by the Participant pursuant to section 4.4(b)): (i) deduct and withhold those amounts it is required to remit pursuant to the Withholding Obligations from any cash remuneration or other amount payable to the Participant, whether or not related to the Plan, the vesting of any RSUs or the issue of any Common Shares; (ii) allow the Participant to make a cash payment to the Corporation or its affiliate, as the case may be, equal to the amount required to be remitted, pursuant to the Withholding Obligations, which amount shall be remitted by the Corporation to the appropriate governmental authority for the account of the Participant; or (iii) settle a portion of vested RSUs of a Participant in cash equal to the amount the Corporation is required to remit, pursuant to the Withholding Obligations, which amount shall be remitted by the Corporation to the appropriate governmental authority for the account of the Participant, or (iv) sell in the open market such portion of the Common Shares issued in settlement of the vested RSUs, for and on behalf of the Participant, as will give rise to proceeds in an amount sufficient to permit the Corporation to satisfy the Withholding Obligations, which amount shall be remitted by the Corporation to the appropriate governmental authority for the account of the Participant. Where the Corporation considers that the steps undertaken in connection with the foregoing result in inadequate withholding or a late remittance of taxes, the delivery of any Common Shares to be issued to a Participant on vesting of any RSUs may be made conditional upon the Participant (or other person) reimbursing or compensating the Corporation or making arrangements satisfactory to the Corporation for the payment to it in a timely manner of all taxes required to be remitted, pursuant to the Withholding Obligations, for the account of the Participant.

4.7 Termination of Employment or Service:

(a) As soon as practicable after the Participant's Termination Date, any and all Common Shares corresponding to any vested RSUs in the Participant's Account (including any relating to a Restriction Period in progress) shall be issued to the former Participant in accordance with section 4.4 hereof.

(b) On a Participant's Termination Date, any unvested RSUs in the Participant's Account shall, unless otherwise determined by the Administrators in their discretion, forthwith and automatically be forfeited by the Participant for no consideration and cancelled. With respect to any RSU of a U.S. Participant, if the Administrators determine, in their discretion, to waive vesting conditions applicable to an RSU that is unvested on the Termination Date, such RSU shall not be forfeited or cancelled, but instead will be deemed to be vested and settled and Common Shares delivered as soon as practicable following vesting, and in any case not more than 60 days after such vesting, subject to the provisions of Section 6.15.

(c) Notwithstanding the foregoing subsection 4.7(b), if a Participant retires in accordance with the Corporation's retirement policy, at such time, any unvested performance-based RSUs in the Participant's Account shall not be forfeited by the Participant or cancelled and instead shall be eligible to become vested in accordance with the vesting conditions set forth in the applicable RSU Agreement after such retirement (as if retirement had not occurred), but only if the performance vesting criteria, if any, are met on the applicable date.

(d) For greater certainty, if a Participant's employment is terminated as a result of non-trivial and non-condoned wilful misconduct or wilful neglect of duty, for just cause, each unvested RSU in the Participant's Account shall forthwith and automatically be forfeited by the Participant for no consideration and cancelled on the Termination Date.

(e) The rights of a Participant pursuant to this Section 4.7 are the only rights to which the Participant (or the Participant's estate) is entitled on a termination of employment with respect to such Participant's RSUs.

(f) For greater clarity, the termination date of RSUs and their forfeiture determined in accordance with this Section 4.7 will be determined without regard to any applicable periods of deemed active employment, notice of termination, severance or termination pay, compensation or indemnity in lieu of notice, wrongful or constructive dismissal damages, damages for the failure to provide reasonable notice, period of salary continuation or of deemed employment or of deemed service, or any claim whatsoever by the Participant to any of the foregoing (whether express or implied and whether arising under contract or statute or otherwise at law in any manner).

4.8 RSU Accounts: A separate notional account for RSUs shall be maintained for each Participant (an "Account"). Each Account will be credited with RSUs awarded to the Participant from time to time pursuant to section 4.1 hereof by way of a bookkeeping entry in the books of the Corporation. On the vesting of the RSUs pursuant to section 4.3 hereof and the corresponding issuance of Common Shares to the Participant pursuant to section 4.4 hereof, or on the forfeiture and cancellation of the RSUs pursuant to section 4.7 hereof, the applicable RSUs credited to the Participant's Account will be cancelled.

4.9 Record Keeping: The Corporation shall maintain records in which shall be recorded:

(a) the name and address of each Participant;

(b) the number of RSUs credited to each Participant's Account;

(c) any and all adjustments made to RSUs recorded in each Participant's Account; and

(d) any other information which the Corporation considers appropriate to record in such records.

5. GRANT OF OPTIONS

5.1 Grant of Options: The Administrators may at any time and from time to time grant Options to Eligible Persons. In granting any Options, the Administrators shall determine:

(a) to whom Options pursuant to the Plan will be granted;

(b) the number of Options to be granted, the Grant Date and the exercise price of each Option;

(c) the expiration date of each Option; and

(d) subject to section 5.3 hereof, the applicable vesting criteria,

provided, however that the exercise price for a Common Share pursuant to any Option shall not be less than the Fair Market Value of a Common Share on the Grant Date in respect of that Option, and with respect to Options granted to U.S. Participants, the exercise price shall not be less than the greater of (i) Fair Market Value of a Common Share on the Grant Date and (ii) the closing price of the Common Shares on any exchange in Canada where Common Shares are listed on the last trading day prior to the Grant Date. No options granted to U.S. Participants are intended to be "incentive stock options" within the meaning of the Code.

5.2 Option Agreement: Upon each grant of Options to a Participant, an Option Agreement shall be delivered by the Administrators to the Participant.

5.3 Vesting:

(a) Subject to subsection 5.3(b) below, at the time of the grant of any Options, the Administrators shall determine in their sole discretion the vesting criteria applicable to such Options.

(b) Unless otherwise determined by the Administrators, Options shall vest and become exercisable in respect of 33-1/3% of the Common Shares subject to such Options on the first day after each of the first three anniversaries of the Grant Date of such Options.

5.4 Term of Option/Blackout Periods: The term of each Option shall be determined by the Administrators; provided that no Option shall be exercisable after ten years from the date on which it is granted. Should the term of an Option expire on a date that falls within a Blackout Period or within nine Business Days following the expiration of a Blackout Period, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth Business Day after the end of the Blackout Period, such tenth Business Day to be considered the expiration date for such Option for all purposes under the Plan. Notwithstanding section 6.4(a) hereof, the ten Business Day period referred to in this section 5.4 may not be extended by the Board, and any extension for a U.S. Participant shall apply only to the extent the Company first determines that the extension is permissible under Section 409A of the Code.

5.5 Exercise of Option: Options that have vested in accordance with the provisions of this Plan and the applicable Option Agreement may be exercised at any time, or from time to time, during their term as to any number of whole Common Shares that are then available for purchase thereunder; provided that no partial exercise may be for less than 100 whole Common Shares. Options may be exercised by delivery of a written notice of exercise to the Administrators, substantially in the form attached to this Plan as Exhibit D, with respect to the Options, or by any other form or method of exercise acceptable to the Administrators.

5.6 Payment and Issuance:

(a) Upon actual receipt by the Corporation or its agent of the materials required by subsection 5.5 and receipt by the Corporation of a cheque or other form of acceptable payment for the aggregate exercise price, which may include compliance with any protocol for cashless exercise of Options as is approved by the Administrators from time to time, the number of Common Shares in respect of which the Options are exercised will be issued as fully paid and non-assessable shares and the Participant exercising the Options shall be registered on the books of the Corporation as the holder of the appropriate number of Common Shares. No person or entity shall enjoy any part of the rights or privileges of a holder of Common Shares which are subject to Options until that person or entity becomes the holder of record of those Common Shares. No Common Shares will be issued by the Corporation prior to the receipt of payment by the Corporation for the aggregate exercise price for the Options being exercised.

(b) Without limiting the foregoing, and unless otherwise determined by the Administrators or not compliant with any applicable laws, if an eligible Participant elects to exercise the Options through cashless exercise and complies with any relevant protocols approved by the Administrators, a sufficient number of the Common Shares issued upon exercise of the Options will be sold by a designated broker on behalf of the Participant to satisfy the exercise price of the Options, the exercise price of the Options will be delivered to the Corporation and the Participant will receive only the remaining unsold Common Shares from the exercise of the Options and the net proceeds of the sale after deducting the exercise price of the Options, applicable taxes and any applicable fees and commissions, all as determined by the Administrators from time to time. The Corporation shall not deliver the Common Shares issuable upon a cashless exercise of Options until receipt of the exercise price therefor, whether by a designated broker selling the Common Shares issuable upon exercise of such Options through a short position or such other method determined by the Administrators in compliance with applicable laws.

5.7 Taxes and Source Deductions: The Corporation or an affiliate of the Corporation may take such reasonable steps for the deduction and withholding of any taxes and other required source deductions which the Corporation or the affiliate, as the case may be, is required by any law or regulation of any governmental authority whatsoever to remit pursuant to the Withholding Obligations in connection with this Plan, any Options or any issuance of Common Shares. Without limiting the generality of the foregoing, the Corporation may, at its discretion: (i) deduct and withhold those amounts it is required to remit, pursuant to the Withholding Obligations, from any cash remuneration or other amount payable to the Participant, whether or not related to the Plan, the exercise of any Options or the issue of any Common Shares; or (ii) allow the Participant to make a cash payment to the Corporation equal to the amount required to be remitted, pursuant to the Withholding Obligations, which amount shall be remitted by the Corporation to the appropriate governmental authority for the account of the Participant. Where the Corporation considers that the steps undertaken in connection with the foregoing result in inadequate withholding or a late remittance of taxes, the delivery of any Common Shares to be issued to a Participant on the exercise of Options may be made conditional upon the Participant (or other person) reimbursing or compensating the Corporation or making arrangements satisfactory to the Corporation for the payment in a timely manner of all taxes required to be remitted, pursuant to the Withholding Obligations, for the account of the Participant.

5.8 Termination of Employment or Service:

(a) On a Participant's Termination Date, any unvested Options held by the Participant, to the extent not exercisable as of the Termination Date, shall, unless otherwise determined by the Administrators in their discretion, immediately and automatically be cancelled and terminated without consideration or payment to the Participant and will cease to be exercisable.

(b) Except as otherwise stated herein or otherwise determined by the Administrators in their discretion, on a Participant's Termination Date, any vested Options granted to the Participant that are exercisable may be exercised only before the earlier of:

(i) the expiry of the Option;

(ii) in the case of

(A) the death of the Participant, the date that is one year after the Termination Date; or

(B) in all other cases, the date that is six months after the Termination Date (whether or not termination of the Participant is lawful and whether or not it occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation or damages in lieu of that notice);

after which time all such Options that have not been exercised shall immediately and automatically be cancelled and terminated without consideration or payment to the Participant and will cease to be exercisable by the Participant.

(c) Notwithstanding the foregoing subsections 5.8(a) and 5.8(b), if a Participant's employment is terminated for non-trivial and non-condoned wilful misconduct or wilful neglect of duty, or just cause, each Option held by the Participant, whether or not then exercisable, shall immediately and automatically be cancelled and terminated without consideration or payment to the Participant and will cease to be exercisable by the Participant.

(d) The rights of a Participant pursuant to this Section 5.8 are the only rights to which the Participant (or the Participant's estate) is entitled on a termination of employment with respect to such Participant's Options.

(e) For greater clarity, the termination date of Options determined in accordance with this Section 5.8 will be determined without regard to any applicable period of deemed active employment, notice of termination, severance or termination pay, compensation or indemnity in lieu of notice, wrongful or constructive dismissal damages, damages for the failure to provide reasonable notice, period of salary continuation or of deemed employment or of deemed service, or any claim whatsoever by the Participant to any of the foregoing (whether express or implied and whether arising under contract or statute or otherwise at law in any manner).

5.9 Record Keeping: The Corporation shall maintain an Option register in which shall be recorded:

(a) the name and address of each holder of Options;

(b) the number of Common Shares subject to Options granted to each holder of Options;

(c) the term of the Option and exercise price, including adjustments for each Option granted; and

(d) any other information which the Corporation considers appropriate to record in such register.

6. GENERAL

6.1 Effective Date of Plan: The Plan shall be effective as of the Effective Date.

6.2 Change of Control: If there is a Change of Control transaction then, notwithstanding any other provision of this Plan except subsection 4.3(b) and subsection 4.3(a)(iii), the Administrators may, in their sole discretion, determine that any or all unvested RSUs and any or all Options (whether or not currently exercisable) shall vest or become exercisable, as applicable, at such time and in such manner as may be determined by the Administrators in their sole discretion such that Participants under the Plan shall be able to participate in the Change of Control transaction, including, at the election of the holder thereof, by surrendering such RSUs and Options to the Corporation or a third party or exchanging such RSUs or Options, for consideration in the form of cash and/or securities, to be determined by the Administrators in their sole discretion. Notwithstanding the foregoing, with respect to Options of U.S. Participants, any exchange, substitution or amendment of such Options will occur only to the extent and in a manner that is permitted under Section 409A of the Code, and with respect to RSUs of U.S. Participants, any surrender or other modification of RSUs will occur only consistent with the requirements of Section 409A of the Code, to the extent applicable.

6.3 Reorganization Adjustments:

(a) In the event of any declaration by the Corporation of any stock dividend payable in securities (other than a dividend which may be paid in cash or in securities at the option of the holder of Common Shares), or any subdivision or consolidation of Common Shares, reclassification or conversion of Common Shares, or any combination or exchange of securities, merger, consolidation, recapitalization, amalgamation, plan of arrangement, reorganization, spin off involving the Corporation, distribution (other than normal course cash dividends) of Corporation assets to holders of Common Shares, or any other corporate transaction or event involving the Corporation or the Common Shares, the Administrators, in the Administrators' sole discretion, may, subject to any relevant resolutions of the Board, and without liability to any person, make such changes or adjustments, if any, as the Administrators consider fair or equitable, in such manner as the Administrators may determine, to reflect such change or event including, without limitation, adjusting the number of Options and RSUs outstanding under this Plan, the type and number of securities or other property to be received upon exercise or redemption thereof, and the exercise price of Options outstanding under this Plan, provided that the value of any Option or RSU immediately after such an adjustment, as determined by the Administrators, shall not exceed the value of such Option or RSU prior thereto, as determined by the Administrators.

(b) Notwithstanding the foregoing, with respect to Options and RSUs of U.S. Participants, such changes or adjustments will be in accordance with the requirements of Section 409A of the Code to the extent applicable and will comply with the requirements in subsection 4.3(b).

(c) The Corporation shall give notice to each Participant in the manner determined, specified or approved by the Administrators of any change or adjustment made pursuant to this section and, upon such notice, such adjustment shall be conclusive and binding for all purposes.

(d) The Administrators may from time to time adopt rules, regulations, policies, guidelines or conditions with respect to the exercise of the power or authority to make changes or adjustments pursuant to section 6.2 or section 6.3(a). The Administrators, in making any determination with respect to changes or adjustments pursuant to section 6.2 or section 6.3(a) shall be entitled to impose such conditions as the Administrators consider or determine necessary in the circumstances, including conditions with respect to satisfaction or payment of all applicable taxes (including, but not limited to, withholding taxes).

6.4 Amendment or Termination of Plan:

(a) Subject to section 6.4(b), the Board may amend this Plan or any RSU or any Option at any time without receiving the consent of Participants or approval of the shareholders of the Corporation provided that any such amendment will:

(i) not adversely alter or impair any RSU previously awarded or any Option previously granted (including without limitation any amendments that would result in any adverse tax consequences to the Participant) except as permitted by the provisions of section 6.3 hereof;

(ii) be subject to any regulatory approvals including, where required, the approval of the TSX; and

(iii) be subject to shareholder approval, where required by the requirements of the TSX, provided that for greater certainty, shareholder approval will not be required for the following amendments:

(A) amendments of a "housekeeping nature", including any amendment to the Plan or an RSU or Option that is necessary to comply with applicable laws, tax or accounting provisions or the requirements of any regulatory authority or stock exchange and any amendment to the Plan or an RSU or Option to correct or rectify any ambiguity, defective provision, error or omission therein, including any amendment to any definitions therein;

(B) amendments that are necessary or desirable for RSUs or Options to qualify for favourable treatment under any applicable tax law;

(C) a change to the vesting provisions of any RSU or any Option (including any alteration, extension or acceleration thereof);

(D) a change to the termination provisions of any Option or RSUs (for example, relating to termination of employment, resignation, retirement or death) that does not entail an extension beyond the original expiration date (as such date may be extended by virtue of section 5.4);

(E) the introduction of features to the Plan that would permit the Corporation to, instead of issuing Common Shares from treasury upon the vesting of the RSUs, retain a broker and make payments for the benefit of Participants to such broker who would purchase Common Shares in the open market for such Participants;

(F) the introduction of features to the Plan that would permit the Corporation to, instead of issuing Common Shares from treasury upon the vesting of the RSUs, make lump sum cash payments to Participants;

(G) the introduction of a cashless exercise feature payable in cash or securities, which provides for a full deduction of the number of underlying securities from the Plan reserve; and

(H) change the application of section 6.3 hereof (Reorganization Adjustments) and section 6.2 (Change of Control).

(b) Notwithstanding the foregoing, shareholder approval will be required in circumstances where an amendment to the Plan would:

(i) change from a fixed maximum percentage of issued and outstanding Common Shares to a fixed maximum number of Common Shares;

(ii) increase the limits in section 2.2;

(iii) permit the award of RSUs to non-employee directors of the Corporation or change in the limitations on grants of Options to non-employee directors;

(iv) permit RSUs or Options to be transferable or assignable other than for normal estate settlement purposes;

(v) reduce the exercise price of any Option (including any cancellation of an Option for the purpose of reissuance of a new Option at a lower exercise price to the same person);

(vi) extend the term of any Option beyond the original term (except if such period is being extended by virtue of section 5.4 hereof);

(vii) extend the term of any Restriction Period of any RSU beyond the original Restriction Period or beyond the period set out in section 4.3(b); or

(viii) amend this section 6.4.

6.5 Clawback Provision: Notwithstanding any other provision of this Plan, any RSU or Option issued, granted, or awarded to any Participant, and any Common Shares issued thereunder, and any amount received by any Participant with respect to any such RSU, Option, or Common Shares, shall be subject to cancellation, rescission, forfeiture, recovery, or other action in accordance with the terms of the Corporation's Clawback Policy. The Corporation will have a right to cancel, rescind, or otherwise recover from such Participant for the benefit of the Corporation, and such Participant will be required to forfeit or repay to the Corporation the amount determined by the Administrators in accordance with the Clawback Policy.

6.6 Termination: The Administrators may terminate this Plan at any time in their absolute discretion. If the Plan is so terminated, no further RSUs shall be awarded and no further Options shall be granted, but the Restricted Shares Units then outstanding and credited to Participants' Accounts and the Options then outstanding shall continue in full force and effect in accordance with the provisions of this Plan.

6.7 Transferability: A Participant shall not be entitled to transfer, assign, charge, pledge or hypothecate, or otherwise alienate, whether by operation of law or otherwise, the Participant's RSUs or Options or any rights the Participant has under the Plan.

6.8 Rights as a Shareholder: Under no circumstances shall the RSUs or Options be considered Common Shares nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Common Shares (including, but not limited to, the right to dividend equivalent payments).

6.9 No Effect on Employment, Rights or Benefits:

(a) The terms of employment shall not be affected by participation in the Plan.

(b) Nothing contained in the Plan shall confer or be deemed to confer upon any Participant the right to continue as a director, officer, employee or Consultant nor interfere or be deemed to interfere in any way with any right of the Corporation, the Board or the shareholders of the Corporation to remove any Participant from the Board or of the Corporation or any Subsidiary to terminate any Participant's employment or agreement with a Consultant at any time for any reason whatsoever.

(c) Under no circumstances shall any person who is or has at any time been a Participant be able to claim from the Corporation or any Subsidiary any sum or other benefit to compensate for the loss of any rights or benefits under or in connection with this Plan or by reason of participation in this Plan. The Corporation and the Subsidiaries will not be liable to any Participant for any loss resulting from the amendment, suspension or termination of this Plan or any RSU or Option in accordance with its terms.

(d) RSUs and Options granted under this Plan are not part of a Participant's regular employment or consulting compensation. No value will be attributed to any Options, or any potential grant of Options, as part of any calculation of a Participant's notice of termination, severance or termination pay, compensation or indemnity in lieu of notice, wrongful or constructive dismissal damages, damages for the failure to provide reasonable notice, or any claim whatsoever by the Participant to any of the foregoing (whether express or implied and whether arising under contract or statute or otherwise at law in any manner).

(e) The Corporation's exercise of its rights of amendment, suspension or termination of this Plan or any Option in accordance with its terms will not constitute (i) a breach of any Participant's employment, consulting or other contract for services with the Corporation or any Subsidiary, or (ii) grounds for any Participant to claim constructive dismissal or constructive termination.

6.10 Waiver of Common Law Damages and Employment Acknowledgments. By participating in this Plan and accepting any RSUs or Options hereunder, the Participant:

(a) acknowledges and agrees that the Participant shall have no entitlement to damages or other compensation arising from or related to not receiving any grants of RSUs or Options that would have accrued to the Participant after the Participant's Termination Date. For clarity, except for the minimum period of notice of termination required to be provided pursuant to applicable employment standards legislation (if any and only if required by such legislation), no period of common law reasonable notice shall be used for purposes of calculating a Participant's entitlements under the Plan, or any agreement entered into in connection with same, including any Grant Agreement;

(b) waives the right to receive damages or payment in lieu of any forfeited remuneration or grant under the Plan, or any agreement entered into in connection with same, including any Grant Agreement, that would have accrued or been provided during any common law reasonable notice period that exceeds Participant's minimum statutory notice of termination period under the applicable employment standards legislation (if any and if applicable);

(c) represents, warrants and acknowledges that:

(i) Participant has received a copy of the Plan;

(ii) the terms and conditions of the Plan are fair and reasonable and Participant will not make a claim to the contrary; and

(iii) Participant has read and understood the Plan and any agreement entered into in connection with same, including any applicable Grant Agreement, and agrees to the terms and conditions thereof including, without limitation, those terms, conditions and definitions set out in Section 4.7 (Award of Restricted Share Units - Termination of Employment or Service) or Section 5.8 (Grant of Options - Termination of Employment or Service) and Section 6.5 (Clawback Provision); and

(d) specifically represents, warrants and acknowledges that the Participant has read and understood the terms and conditions set out in this Section 6.10, which

(i) state that a Participant shall have no entitlement to damages or other compensation arising from or related to not receiving any grants of RSUs or Options that would have accrued to the Participant after the Participant's Termination Date; and

(ii) have effect that no period of contractual or common law reasonable notice of termination that exceeds a Participant's minimum statutory notice of termination period under applicable employment standards legislation (if any and if applicable), shall be used for the purposes of calculating a Participant's entitlement under the Plan.

6.11 Market Value of Common Shares: The Corporation makes no representation or warranty as to the future market value of any Common Shares. No Participant shall be entitled, either immediately or in the future, either absolutely or contingently, to receive or obtain any amount or benefit granted to or to be granted for the purpose of reducing the impact, in whole or in part, of any reduction in the market value of the shares of the Corporation or a corporation related thereto.

6.12 Compliance with Applicable Law:

(a) If any provision of the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction, then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith. Notwithstanding the foregoing, the Corporation shall have no obligation to register any securities provided for in this Plan under the 1933 Act.

(b) The award of RSUs, the grant of Options and the issuance of Common Shares under this Plan shall be carried out in compliance with applicable statutes and with the regulations of governmental authorities and the TSX. If the Administrators determine in their discretion that, in order to comply with any such statutes or regulations, certain action is necessary or desirable as a condition of or in connection with the award of an RSU, the grant of an Option or the issue of a Common Share upon the vesting of an RSU or exercise of an Option, as applicable, that RSU may not vest in whole or in part and that Option may not be exercised in whole or in part, as applicable, unless that action shall have been completed in a manner satisfactory to the Administrators. In addition, unless the RSUs, the Options and the Common Shares issuable pursuant to the RSUs and Options, as applicable, have been registered under the 1933 Act, all rights of a Participant under this Plan shall be subject to and conditioned upon the availability of exemptions or exclusions from the registration requirements of the 1933 Act, as determined by the Corporation in its sole discretion.

6.13 Governing Law: This Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

6.14 Subject to Approval: The Plan is adopted subject to the approval of the TSX and any other required regulatory approval. To the extent a provision of the Plan requires regulatory approval which is not received, such provision shall be severed from the remainder of the Plan until the approval is received and the remainder of the Plan shall remain in effect.

6.15 Special Terms and Conditions Applicable to U.S. Participants: Options issued to U.S. Participants are intended to be exempt from Section 409A of the Code pursuant to Treas. Reg. Section 1.409A-1(b)(5)(i)(A) and the Plan and such Options will be construed and administered accordingly. RSUs awarded to U.S. Participants are intended to be exempt or to comply with Section 409A of the Code, to the extent it is applicable, and the Plan and RSU Agreements will be construed and administered accordingly. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and additional taxes under Section 409A of the Code, amounts that would otherwise be payable under to the Plan during the six (6) month period immediately following a U.S. Participant's Termination Date for RSUs intended to comply with Section 409A of the Code shall instead be paid on the first payroll date after the six (6)-month anniversary of the U.S. Participant's Termination Date (or the U.S. Participant's death, if earlier). Although the Corporation intends Options and RSUs granted to U.S. Participants either to be exempt from Section 409A or to comply with it, the Corporation makes no representation or guaranty as to the tax treatment of such Options and RSUs. Each U.S. Participant (and any beneficiary or the estate of the Participant, as applicable) is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S. Participant in connection with this Plan. Neither the Corporation nor any affiliate, nor any employee or director of the Corporation or an affiliate, shall have any obligation to indemnify or otherwise hold such U.S. Participant, beneficiary or estate harmless from any or all such taxes or penalties.

ADOPTED the 26th day of June, 2023.

EXHIBIT A

[THE RSUS AND THE UNDERLYING COMMON SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE 1933 ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT ARE AVAILABLE. THE TERM "UNITED STATES" IS AS DEFINED IN REGULATION S UNDER THE 1933 ACT.]

RSU AGREEMENT

Notice is hereby given that, effective this ____ day of ____________, __ (the "RSU Grant Date") Largo Inc. (the "Corporation") has granted to ____________________________ (the "Participant"), ________________ RSUs pursuant to the Corporation's Amended and Restated Share Compensation Plan dated effective June 26, 2023 (the "Plan"), a copy of which has been provided to the Participant.

RSUs are subject to the following terms:

(a) Pursuant to the Plan and as compensation to the Participant, the Corporation hereby grants to the Participant, as of the RSU Grant Date, the number of RSUs set forth above.

(b) The granting and vesting of the RSUs and the payment by the Corporation of any payout in respect of any Vested RSUs (as defined below) are subject to the terms and conditions of the Plan, this RSU Agreement, and the Receipt of Redemption Notice by the Corporation, all of which are incorporated into and form an integral part of this RSU Agreement.

(c) Provided the Participant's Termination Date does not occur prior to the dates specified below, the RSUs shall become vested RSUs (the "Vested RSUs") in accordance with the following schedule:

(i) ● on the 6 month anniversary of the RSU Grant Date;

(ii) ● on the 12 month anniversary of the RSU Grant Date;

(iii) ● on the 18 month anniversary of the RSU Grant Date; and

(iv) ● on the 24 month anniversary of the RSU Grant Date (each a "Vesting Date").

(d) [The Restriction Period, being the period during which a Redemption Notice may be delivered to the Corporation in respect of the RSUs evidenced by this RSU Agreement, is [●].]

(e) As soon as reasonably practicable following the receipt by the Corporation of the Redemption Notice (but for U.S. Participants, no later than 60 days following the date on which the RSUs become vested as such term is defined in Section 4.3(a)(iii)), or, if the Participant is not a U.S. Participant (as defined in the Plan), the Participant shall be entitled to receive, and the Corporation shall issue (or provide a payout) with respect to those Vested RSUs in the Participant's Account to which the Vesting Date relates in the form of one (1) Common Share issued from treasury for each Vested RSU, subject to any applicable Withholding Obligations.

(f) The Participant acknowledges that:

(i) he or she has received and reviewed a copy of the Plan; and

(ii) the RSUs have been granted to the Participant under the Plan and are subject to all of the terms and conditions of the Plan to the same effect as if all of such terms and conditions were set forth in this RSU Agreement, including with respect to termination and forfeiture as set out in section 4.7 of the Plan.

Participant Initials ____________	I have read, and I understand, section (f) above and section 4.7 of the Plan.

Notwithstanding anything to the contrary in this RSU Agreement:

(a) Subject to extension as provided under section 4.7 of the Plan, all vesting and issuances or payments, as applicable, in respect of an RSU evidenced hereby shall be completed no later than December 15 of the third calendar year commencing after the RSU Grant Date;

(b) any RSU granted, or awarded to the Participant, and any Common Shares issued thereunder, and any amount received by the Participant with respect to any such RSU, shall be subject to cancellation, rescission, forfeiture, recovery, or other action in accordance with the terms of the clawback policy of the Corporation as it may be amended, replaced, or restated from time to time (the "Clawback Policy"). The Corporation will have a right to cancel, rescind, or otherwise recover from the Participant for the benefit of the Corporation, and the Participant will forfeit or repay to the Corporation the amount determined by the Administrators in accordance with the Clawback Policy. The Participant agrees and consents to the Corporation's application, implementation and enforcement of (a) the Clawback Policy or any similar policy established by the Corporation that may apply to the Participant and (b) any provision of applicable law relating to cancellation, rescission, forfeiture, recovery, or other action, and expressly agrees that the Corporation may take such actions as are necessary to effectuate the Clawback Policy, any similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. To the extent that the terms of this RSU Agreement and the Clawback Policy or any similar policy conflict, then the terms of such policy shall prevail.

The grant of the RSUs evidenced hereby is made subject to the terms and conditions of the Plan. The Participant agrees that he/she may suffer tax consequences as a result of the grant of these RSUs and the vesting of the RSUs. The Participant acknowledges that he/she is not relying on the Corporation for any tax advice and has had an adequate opportunity to obtain advice of independent tax counsel.

The Participant represents and warrants to the Corporation that under the terms and conditions of the Plan the Participant is a bona fide Eligible Person (as defined in the Plan) entitled to receive RSUs. The Corporation may condition awards and elections under the Plan upon receiving from the undersigned such representations and warranties and such evidence of registration or exemption under the 1933 Act as is satisfactory to the Corporation, acting in its sole discretion.

In the event of any inconsistency between the terms of this RSU Agreement and the Plan, the terms of the Plan shall prevail unless otherwise determined in the Plan.

Participant Acknowledgement, Representation and Waiver.

Participant Initials ____________	I understand that the Corporation is relying on my acknowledgement, representation and waiver in granting the RSU to me under this agreement.

Participant Initials ____________	Before accepting this agreement, I have had the opportunity to receive independent legal advice from my own counsel with respect to the terms of the Plan and this agreement, and I understand the risks associated with acquiring Common Shares pursuant to the Plan.

Participant Initials ____________	I represent that the provisions of the Plan and this agreement that impose limitations and forfeiture consequences in relation to the termination for any reason whatsoever of my status as an Eligible Person have been adequately brought to my attention, and I have read and understood them.

Participant Initials ____________	Accordingly, I waive irrevocably any right I may have to assert that the terms of the Plan and this agreement should not be binding on me because they were not brought to my attention, were not read by me, or were not understood by me, even if, before signing this agreement and despite my representation to the contrary, I did not in fact fully read and understand the Plan and this agreement.

Each of the parties has executed and delivered this agreement as of the RSU Grant Date.

LARGO INC.

Authorized Signatory	Signature of Participant

Name of Participant

EXHIBIT B

REDEMPTION NOTICE

TO: Largo Inc. (the "Corporation")

Pursuant to the Corporation's Amended and Restated Share Compensation Plan dated effective June 26, 2023 (the "Plan") and the Participants RSU Agreement, the undersigned hereby elects to redeem:

[check one]

☐ (a)	________________ of the undersigned's vested RSUs; or [insert number]

☐ (b)	ALL of the undersigned's vested RSUs,
on	________________________ [insert date of redemption]

The undersigned hereby elects to redeem:

____________% of the vested RSUs by receiving the RSU Cash Equivalent, subject to the consent of the Administrators. The undersigned further confirms that, pursuant to section 4.4(d) of the Plan, the Participant instructs the Corporation to withhold and remit such RSU Cash Equivalent to the applicable taxation authorities on account of any Withholding Obligations of the Corporation.

All capitalized terms not defined in this Redemption Notice have the meaning set out in the Plan. No Common Shares shall at any time be issued or other compensation paid in respect of any RSUs which have been forfeited or terminated under the Plan or on account of damages relating to any RSUs which have been forfeited or terminated under the Plan.

The undersigned understands and agrees that the granting and redemption of these RSUs are subject to the terms and conditions of the Plan which is incorporated into and forms a part of this Redemption Notice.

DATED this ____ day of ____________, 20__.

____________________________________
Signature of Participant

____________________________________
Name of Participant

B-1

EXHIBIT C

[THE OPTIONS AND THE OPTIONED SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE 1933 ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT ARE AVAILABLE. THE TERM "UNITED STATES" IS AS DEFINED IN REGULATION S UNDER THE 1933 ACT.]

OPTION AGREEMENT

Notice is hereby given that, effective this ____ day of ____________, ____ Largo Inc. (the "Corporation") has granted to ____________________________________ (the "Participant"), Options to acquire ____________ Common Shares (the "Optioned Shares") up to 4:30 p.m. Pacific Time on the ____ day of ____________, ____ (the "Option Expiry Date") at an exercise price of Cdn$____________ per Optioned Share pursuant to the Corporation's Amended and Restated Share Compensation Plan dated effective June 26, 2023 (the "Plan"), a copy of which is attached hereto.

Optioned Shares may be acquired as follows:

(a) [insert vesting provisions]; and

(b) [insert hold period when required].

The grant of the Options evidenced hereby and the Option Expiry Date thereof, is made subject to the terms and conditions of the Plan. The Participant agrees that he/she may suffer tax consequences as a result of the grant of these Options, the exercise of the Options and the disposition of Optioned Shares. The Participant acknowledges that he/she is not relying on the Corporation for any tax advice and has had an adequate opportunity to obtain advice of independent tax counsel.

The expiry of the Option will be accelerated if the Participant ceases to be an Eligible Person, as set out in further detail in Section 5.8 of the Plan.

Notwithstanding anything to the contrary in this Option Agreement, any Option granted to the Participant, and any Optioned Shares issued thereunder, and any amount received by the Participant with respect to any such Option or Optioned Shares, shall be subject to cancellation, rescission, forfeiture, recovery, or other action in accordance with the terms of the clawback policy of the Corporation as it may be amended, replaced, or restated from time to time (the "Clawback Policy"). The Corporation will have a right to cancel, rescind, or otherwise recover from such Participant for the benefit of the Corporation, and such Participant will be required to forfeit or repay to the Corporation the amount determined by the Administrators in accordance with the Clawback Policy. The Participant agrees and consents to the Corporation's application, implementation and enforcement of (a) the Clawback Policy or any similar policy established by the Corporation that may apply to the Participant and (b) any provision of applicable law relating to cancellation, rescission, forfeiture, recovery, or other action, and expressly agrees that the Corporation may take such actions as are necessary to effectuate the Clawback Policy, any similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Option Agreement and the Clawback Policy or any similar policy conflict, then the terms of such policy shall prevail.

C-1

Participant Initials ____________	I have read, and I understand, the two foregoing paragraphs, Sections 5.8 and 6.5 of the Plan, and the Clawback Policy.

The Participant represents and warrants that under the terms and conditions of the Plan the Participant is a bona fide Eligible Person (as defined in the Plan) entitled to receive Options. The Participant understands that the Options may not be exercised in the United States unless the Options and the Option Shares have been registered under the 1933 Act or are exempt from registration thereunder. The Corporation may condition the exercise of the Options upon receiving from the Participant such representations and warranties and such evidence of exemption under the 1933 Act as is satisfactory to the Corporation, acting in its sole discretion.

In the event of any inconsistency between the terms of this Option Agreement and the Plan, the terms of the Plan shall prevail.

Participant Acknowledgement, Representation and Waiver.

Participant Initials ____________	I understand that the Corporation is relying on my acknowledgement, representation and waiver in granting the Option to me under this agreement.

Participant Initials ____________	Before accepting this agreement, I have had the opportunity to receive independent legal advice from my own counsel with respect to the terms of the Plan and this agreement, and I understand the risks associated with acquiring Common Shares pursuant to the Plan.

Participant Initials ____________	I represent that the provisions of the Plan and this agreement that impose limitations and forfeiture consequences in relation to the termination for any reason whatsoever of my status as an Eligible Person have been adequately brought to my attention, and I have read and understood them.

Participant Initials ____________	Accordingly, I waive irrevocably any right I may have to assert that the terms of the Plan and this agreement should not be binding on me because they were not brought to my attention, were not read by me, or were not understood by me, even if, before signing this agreement and despite my representation to the contrary, I did not in fact fully read and understand the Plan and this agreement.

Each of the parties has executed and delivered this agreement as of the date noted at the beginning of this agreement.

LARGO INC.

Authorized Signatory	Signature of Participant

Name of Participant

C-2

EXHIBIT D

NOTICE OF OPTION EXERCISE

TO: Largo Inc. (the "Corporation")

FROM:  ________________________

DATE:  ________________________

The undersigned hereby irrevocably gives notice, pursuant to the Corporation's Amended and Restated Share Compensation Plan dated effective June 26, 2023 (the "Plan"), of the exercise of the Options to acquire and hereby subscribes for:

[check one]

☐ (a)	all of the Optioned Shares (as defined in the Option Agreement); or

☐ (b)	________________________ of the Optioned Shares,

which are the subject of the Option Agreement attached hereto.

Calculation of total exercise price:

(i)	number of Optioned Shares to be acquired on exercise	_____________ Optioned Shares

	multiplied by the Exercise Price per Optioned Share:	$____________

TOTAL EXERCISE PRICE, enclosed herewith (unless this is a cashless exercise):		$____________

I hereby:

☐ (a)	unless this is a cashless exercise, enclose a cheque payable to "Largo Inc." for the aggregate Exercise Price plus the amount of the estimated Withholding Obligations and agree that I will reimburse the Corporation for any amount by which the actual Withholding Obligations exceed the estimated Withholding Obligations; or

☐ (b)	advise the Corporation that I am exercising the above Options on a cashless exercise basis, in compliance with the procedures established from time to time by the Administrators for cashless exercises of Options under the Plan. I will consult with the Corporation to determine what additional documentation, if any, is required in connection with my cashless exercise of the above Options. I agree to comply with the procedures established by the Corporation for cashless exercises and all terms and conditions of the Plan. Please prepare the Optioned Shares certificates, if any, issuable in connection with this exercise in the following name(s):
________________________________________________
________________________________________________

D-1

________________________________________________
Signature of Participant

________________________________________________
Name of Participant

Letter and consideration/direction received on ________________, 20__.

LARGO INC.

By:
[Name]
[Title]

D-2